Exhibit 10.2

EXCHANGE AGREEMENT

Exchange Agreement (this “Agreement”), dated as of April 26, 2002, by and between Webb Interactive Services, Inc., a Colorado corporation (the “Company”) and DiamondCluster International, Inc. (“DiamondCluster”).

The Company is the parent corporation of Jabber, Inc., a Delaware corporation (“Jabber”). DiamondCluster owns 690 shares of the Series B Convertible Preferred Stock of Jabber (the “Series B Shares”) and 37,500 shares of the Common Stock of Jabber (the “Jabber Common Shares”). The Company desires to simplify Jabber’s capital structure and is working to eliminate most of the outstanding shares of Jabber’s preferred stock.

The Company and DiamondCluster agree as follows:

1.	EXCHANGE.

DiamondCluster hereby exchanges (the “Exchange”) all of the Series B Shares, including accrued dividends, and Jabber Common Shares owned by DiamondCluster for 911,645 shares of the common stock, no par value (the “Common Stock”), of the Company. DiamondCluster hereby delivers and transfers to the Company all of its right, title and interest in the Series B Shares and the Jabber Common Shares and the Company hereby issues 911,645 shares of Common Stock to DiamondCluster. Upon execution and delivery of this Agreement, the Company shall deliver a letter to the transfer agent for the Company’s Common Stock in the form of Exhibit A attached hereto instructing the transfer agent to issue and deliver to DiamondCluster 911,645 shares of Common Stock.

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF DIAMONDCLUSTER.

DiamondCluster hereby represents and warrants to the Company and agrees with the Company as follows:

2.1    Authorization; Enforceability.    DiamondCluster is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full power and authority to effect the Exchange and to execute and delivery this Agreement. This Agreement constitutes DiamondCluster’s valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) or public policy.

2.2    Ownership of Shares.    DiamondCluster is the record and beneficial owner and holder of the Series B Shares and Common Shares, free and clear of all taxes, liens or similar encumbrances and when delivered to the Company in accordance with the terms of this Agreement, will be free and clear of all such encumbrances.

2.3    Information.    The Company has granted to DiamondCluster the opportunity to ask questions of and receive answers from representatives of the Company, its officer, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Common Stock.

2.4    Limitations on Disposition.    DiamondCluster acknowledges that, except as provided in this Agreement, the Common Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

2.5    Legend.    DiamondCluster understands that the certificates representing the Common Stock may bear at issuance a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under such laws is available in connection with such offer or sale.”

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company hereby represents and warrants to DiamondCluster as follows:

3.1    Organization, Good Standing and Qualification.    Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. For purposes of this Agreement, the term “subsidiary” or “subsidiaries” shall mean any entity or entities in which the Company beneficially owns 20% or more of the voting equity thereof.

3.2.    Authorization; Consents.    The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under this Agreement has been taken, and no further consent or authorization of the Company, its Board of Directors, its stockholders, any governmental agency or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the registration of the Common Stock), or any other person or entity is required.

3.3    Valid Issuance.    The Common Stock is duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company; and (ii) based in part upon the representations of DiamondCluster in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws.

4.	REGISTRATION.

4.1    On or before June 1, 2002, the Company shall file a Registration Statement pursuant to the Securities Act for the registration of the Common Stock acquired by DiamondCluster in the Exchange, shall use its best efforts to cause the Registration Statement to be declared effective as soon thereafter as is reasonably possible and shall use its best efforts to see that the Registration Statement remains effective until the earlier of the sale by DiamondCluster of all shares of the Common Stock acquired in the Exchange pursuant to the Registration Statement or two years from the anniversary of the date of this Agreement.

4.2    The Registration Statement is being filed by the Company in accordance with registration rights granted to Jona, Inc. in connection with its purchase during the first quarter of 2002 of 7,500,000 Units of the Company’s securities for $7,500,000. Each Unit consisted of one share of Common Stock and a warrant representing the right to purchase an additional share of Common Stock, also at $1.00 per share. The Registration Statement will be on Form S-3 and will not include any securities to be sold by the Company. The Company currently has no plans to register any of its securities pursuant to the Securities Act for sale by the Company.

4.3    Until the earlier of two years from the date of this Agreement or such time as DiamondCluster has disposed of at least 600,000 the shares of Common Stock acquired by it in the Exchange, the Company covenants and agrees as follows:

4.3.1
Notwithstanding its current intent, if at any time it determines to register any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of the shares of Common Stock acquired by DiamondCluster in the Exchange, the Company shall promptly give DiamondCluster written notice of such determination and, upon DiamondCluster’s request given within 30 days of its receipt of such notice, use its best efforts to cause to be registered all of the shares of Common Stock acquired by DiamondCluster in the Exchange in connection with the Company’s public offering; provided that DiamondCluster shall enter into such agreements and undertakings as may be reasonably required by the underwriter for such offering.

4.3.2
It will not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder registration rights unless such agreement includes a provision that in the case of a public offering involving an underwritten registered offering,permits DiamondCluster to participate in such offering and if marketing factors require a limitation on the number of securities to be included in the underwriting, the number of securities so included will be apportioned among the participating selling shareholders on an equitable basis.

4.3.3
It will file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended.

5.	MISCELLANEOUS.

5.1    Successors and Assigns.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2    No Reliance.    Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating transactions contemplated hereby, (ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement or such transactions (other than the representations made in this Agreement); (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the performance of its obligations hereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary and has entered into this Agreement based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party.

5.3    Governing Law; Jurisdiction.    This Agreement shall be governed by and construed under the laws of the State of Colorado without regard to the conflict of laws provisions thereof.

5.4    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

5.5    Headings; Drafting.    The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The parties shall be deemed to have participated jointly in the drafting of this Agreement and no provision hereof or thereof shall be construed against any party as the drafter thereof.

5.6    Entire Agreement; Amendments; Waiver.    This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and DiamondCluster.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

WE	BB INTERACTIVE SERVICES, INC.

By	: /s/ Lindley S. Branson
Na	me: Lindley S. Branson
Tit	le: Vice President/General Counsel

DI	AMONDCLUSTER INTERNATIONAL, INC.

By	: /s/ Karl E. Bupp
Na	me: Karl E. Bupp
Tit	le: Vice President & Chief Financial Officer

Exhibit A
[To be placed on Webb stationery]

April     , 2002

Ms. Kathy Kinard
Client Services
Computershare Investor Services
350 Indiana
Suite 800
Golden, CO 80401

Re:    Issuance of Common Stock

Dear Kathy:

Please issue a certificate for 911,465 shares of the common stock of Webb Interactive Services, Inc. (the “Company”) to DiamondCluster International, Inc. The issuance of the securities was made without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from such registration requirements contained in Regulation D promulgated by the Securities and Exchange Commission. The certificate for the shares should contain a restrictive legend indicating that they have been issued without registration under the Securities Act of 1933.

A copy of the resolution adopted by the Company’s Board of Directors effective April 17, 2002, approving the sale and issuance of the securities is attached as Exhibit A. The certificate for the shares should be sent to DiamondCluster International, Inc. at             , Attention:             . The federal identification number for DiamondCluster International, Inc. is             .

Sin	cerely,

WE	BB INTERACTIVE SERVICES, INC.

By
Lin	dley S. Branson
Its	Vice President and General Counsel